Schedule I

 General Partners/Members

Ansbert Gadicke

c/o BioImpact

399 Boylston Street, Suite 1100

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC and managing partner of MPM BioImpact LLC.

Citizenship: USA

Luke Evnin

c/o BioImpact

399 Boylston Street, Suite 1100

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC.

Citizenship: USA

Todd Foley

c/o BioImpact

399 Boylston Street, Suite 1100

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC.

Citizenship: USA